EXHIBIT 10.1
NEWALLIANCE BANCSHARES, INC.
2005 LONG-TERM COMPENSATION PLAN
     1. DEFINITIONS.
     (a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.
     (b) “Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Stock Awards, Stock Appreciation Rights or Performance Awards.
     (c) “Award Agreement” means an agreement evidencing and setting forth the terms of an Award.
     (d) “Bank” means NewAlliance Bank, a Connecticut capital stock savings bank.
     (e) “Board of Directors” means the board of directors of the Holding Company.
     (f) “Change in Control” means the occurrence of any of the following events:
          (i) approval by the shareholders of the Holding Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Holding Company, with one or more other persons, other than a transaction following which:
     A. at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and
     B. at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;
          (ii) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Holding Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Holding Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;
          (iv) the occurrence of any event if, immediately following such event, members of the Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Board of Directors):
     A. individuals who were members of the Board of Directors on the Effective Date; or
     B. individuals who first became members of the Board of Directors after the Effective Date either:
(1)	upon election to serve as a member of the Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(2)	upon election by the shareholders of the Board of Directors to serve as a member of the Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors; or
          (v) any event which would be described in Section 1(f) (i), (ii), (iii) or if the term “Bank” were substituted for the term “Company” therein and the term “Board of Directors of the Bank” were substituted for the term “Board of Directors” therein.
In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(f), the term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan, to administer the Plan. If no Committee is designated by the Board of Directors, the Compensation Committee of the Board of Directors shall constitute the Committee hereunder.
     (i) “Common Stock” means the common stock of the Holding Company, par value $.01 per share.

     (j) “Date of Grant” means the effective date of an Award.
     (k) “Director Emeritus” and “Advisory Director” means a person appointed to serve in such capacity by the board of directors of either the Holding Company or the Bank or the successors thereto.
     (l) “Disability” means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his or her duties or responsibilities to the Holding Company or an Affiliate. For purposes of Section 10(f) hereof with respect to Performance Awards, a Participant shall not be considered to have been terminated on account of a Disability unless the Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code and the regulations thereunder.
     (m) “Effective Date” means the date the Plan is approved by shareholders of the Holding Company.
     (n) “Employee” means any person employed by the Holding Company or an Affiliate.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (p) “Exercise Price” means in the case of an Option, the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or in the case of a Stock Appreciation Right, the Exercise Price established for the Stock Appreciation Right pursuant to Section 9(b).
     (q) “Fair Market Value” means the market price of Common Stock, determined as follows:
          (i) If the Common Stock was traded on the date in question on the New York Stock Exchange, then the Fair Market Value shall be equal to the closing price reported for such date;
          (ii) If the Common Stock was not traded on the New York Stock Exchange but was traded on another stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and
          (iii) If neither of the foregoing provisions are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

     (r) “Holding Company” means NewAlliance Bancshares, Inc., a Delaware corporation.
     (s) “Incentive Stock Option” means a stock option granted to a Participant, pursuant to Section 7 of the Plan that is intended to meet the requirements of Section 422 of the Code.
     (t) “Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.
     (u) “Option” means an Incentive Stock Option or Non-Statutory Stock Option.
     (v) “Outside Director” means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate, including any Director Emeritus or Advisory Director.
     (w) “Participant” means any person who holds an outstanding Award.
     (x) “Performance Award” means an Award pursuant to Section 10 of the Plan.
     (y) “Plan” means this NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan.
     (z) “Retirement” with respect to an Employee means termination of employment with the Holding Company and all Affiliates after attaining “Normal Retirement Age” as defined in the Bank’s defined benefit retirement plan; provided that if the Employee is not covered by such plan, the Employee will be deemed to be covered by such plan for purposes of this determination; and provided further that should such plan cease to exist, “Normal Retirement Age” shall mean the attainment of age sixty-five (65) and the completion of five (5) years of service with the Holding Company or an Affiliate. “Retirement” with respect to an Outside Director means the termination of service from the board of directors of the Holding Company and any Affiliate pursuant to the mandatory retirement policy then applicable to board members; provided, however, that an Outside Director shall not be considered to be retired if he or she continues as a Director Emeritus or Advisory Director.
     (aa) “Stock Appreciation Right” means an Award pursuant to Section 9 of the Plan.
     (bb) “Stock Award” means an Award granted to a Participant pursuant to Section 8 of the Plan.
     2. ADMINISTRATION.
     (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he or she satisfies: (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; and (iii) such requirements as may be imposed by the New York Stock Exchange for independent directors if the Holding Company’s Common Stock is traded on the New York Stock Exchange.
     (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and Award Agreements in all respects and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
     (c) Each Award shall be evidenced by an Award Agreement containing such provisions as may be required by the Plan and otherwise approved by the Committee. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award Agreement:
          (i) the type of Award granted;
          (ii) the Exercise Price of any Option;
          (iii) the number of shares subject to the Award;
          (iv) the expiration date of the Award;
          (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award; and
          (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award.
     (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan.

     3. TYPES OF AWARDS.
The following Awards may be granted under the Plan:
     (a) Non-Statutory Stock Options.
     (b) Incentive Stock Options.
     (c) Stock Awards.
     (d) Stock Appreciation Rights.
     (e) Performance Awards.
     4. STOCK SUBJECT TO THE PLAN.
     (a) Subject to adjustment as provided in Section 14 of the Plan, the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan is 15,982,223. Subject to adjustment as provided in Section 14 of the Plan, no more than 11,415,874 shares of Common Stock may be issued in connection with grants of Options or Stock Appreciation Rights; and no more than 4,566,349 shares of Common Stock may be issued in connection with grants of Stock Awards or in connection with Performance Awards. Thus, subject to adjustment as provided in Section 14 of the Plan, no more than 11,415,874 shares of Common Stock may be issued in connection with grants of Incentive Stock Options. In applying the limits of this Section 4 with respect to Stock Appreciation Rights, the number of shares of Common Stock covered by a Stock Appreciation Right shall count against the limits, regardless of the number of shares that might be issued upon the exercise of the Stock Appreciation Right.
     (b) Subject to adjustment as provided in Section 14 of the Plan, no more than 25% of the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan may be issued to an Employee during any one calendar year or in the aggregate while this Plan is in effect.
     (c) Subject to adjustment as provided in Section 14 of the Plan, no more than 5% of the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan may be issued to an Outside Director during any one calendar year or in the aggregate while this Plan is in effect, and no more than 30% of the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan may be issued to Outside Directors while this Plan is in effect.
     (d) The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Holding Company. Shares underlying outstanding awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the awards terminate, expire or are forfeited without vesting or having been exercised, new awards may be granted with respect to these shares subject to the limitations set forth in this Section 4.

     5. ELIGIBILITY.
Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate, as it sees fit.
     6. NON-STATUTORY STOCK OPTIONS.
The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.
     (b) Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, once the Non-Statutory Stock Option becomes exercisable.
     (c) Non-Transferability. Unless otherwise determined by the Committee, a Participant may not sell, transfer, assign, pledge, or otherwise encumber or dispose of a Non-Statutory Stock Option. Except in the event of the Participant’s death or pursuant to a domestic relations order, a Non-Statutory Stock Option is not transferable. Upon the death of a Participant, a Non-Statutory Stock Option is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Non-Statutory Stock Options are transferable pursuant to a domestic relations order. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act and would not constitute an impermissible acceleration under Section 409A of the Code. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (i) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee; or (ii) a transfer for no consideration to: (w) any member of the Participant’s Immediate Family, (x) any trust solely for the benefit of members of the Participant’s Immediate Family, (y) any partnership whose only partners are members of the Participant’s Immediate Family, and (z) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant’s Immediate Family. For purposes of this Section 6(c), “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.
     (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or a termination following a Change in Control, the Participant may exercise only a Non-Statutory Stock Option that was vested at the date of such termination, but only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Option. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director. Any Non-Statutory Stock Options held by a Participant that are not vested as of the date of termination of the Participant’s employment or other service shall be forfeited.
     (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each the Non-Statutory Stock Option held by such Participant at Retirement shall become fully vested and exercisable, and shall remain exercisable for a period of two (2) years following the date of Retirement, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.
     (f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, each Non-Statutory Stock Option held by such Participant at termination shall immediately become fully vested and exercisable and shall remain exercisable for a period of one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.
     (g) Acceleration Upon a Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant as of the date of the Change in Control shall immediately become fully vested and exercisable and shall remain exercisable until the expiration of the term of the Non-Statutory Stock Option regardless of termination of employment or service.
     (h) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of shares of Common Stock.

     7. INCENTIVE STOCK OPTIONS.
The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an employee of the Holding Company or any subsidiary of the Holding Company (within the meaning of Section 422 of the Code) upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.
     (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.
     (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.
     (d) Non-Transferability. No Incentive Stock Option shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution and is exercisable, during his or her lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.
     (e) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or a termination following a Change in Control, the Participant may exercise only an Incentive Stock Option that was vested at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director; however, any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Participant’s cessation of employment (without regard to any extended period during which he serves consultant, advisor or Outside Director). Any Incentive Stock Options in which the Participant has not become vested as of the date of termination of the Participant’s employment or other service (including for this purpose any extended period during which he serves consultant, advisor or Outside Director) shall be forfeited.
     (f) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each Incentive Stock Option held by such Participant at Retirement shall become fully vested and exercisable, and shall remain exercisable for a period of two (2) years following the date of Retirement, or, if sooner, until the expiration of the term of the Incentive Stock Option. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Participant’s cessation of employment.
     (g) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment due to Disability or death, each Incentive Stock Option held by such Participant at termination shall immediately become fully vested and exercisable, and shall remain exercisable for a period of one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.
     (h) Acceleration Upon a Change in Control. In the event of a Change in Control all Incentive Stock Options held by a Participant as of the date of the Change in Control shall immediately become fully vested and exercisable and shall remain exercisable until the expiration of the term of the Incentive Stock Option regardless of termination of employment. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Stock Options more than three (3) months from the Participant’s cessation of employment.
     (i) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of shares of Common Stock.
     (j) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten (10) days of such disposition.

     8. STOCK AWARDS.
The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Stock Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Whole Shares Only. Stock Awards may only be made in whole shares of Common Stock.
     (b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant.
     (c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service for any reason other than Retirement, Disability or death, or termination following a Change in Control, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director.
     (d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, all Stock Awards held by the Participant at Retirement shall become fully vested.
     (e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death all unvested Stock Awards held by such Participant at termination shall immediately vest as of the date of such termination.
     (f) Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall immediately vest.
     (g) Issuance of Certificates. Reasonably promptly after the Date of Grant with respect to shares of Common Stock pursuant to a Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such shares; provided, that the Holding Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan and Award Agreement entered into between the registered owner of such shares and NewAlliance Bancshares, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510.” Such legend shall not be removed until the Participant becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 8(g), in connection with a Stock Award, shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.
     (h) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:
          (i) Unless otherwise determined by the Committee, the recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.
          (ii) Except in the event of the Participant’s death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his or her lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Stock Awards are transferable pursuant to a domestic relations order.
     (i) Treatment of Dividends. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan (or at such other time as the Committee may determine with respect to a Participant), such Participant or beneficiary shall also be entitled to receive, with respect to each such share awarded, a payment equal to any cash dividends or other distributions and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends or other distributions falls on or after the date a Stock Award is granted.
     (j) Voting of Stock Awards. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to vote such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose.
     (k) Payment. Payment due to a Participant upon the redemption of a Stock Award shall be made in the form of shares of Common Stock.

     9. STOCK APPRECIATION RIGHTS.
The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise. Each Stock Appreciation Right shall entitle the Participant to whom it is granted, so long as the Stock Appreciation Right is exercisable and subject to such limitations as the Committee may have imposed, to surrender any then exercisable portion of the Stock Appreciation Right and to receive from the Company in exchange therefore, without the payment of cash (except for applicable employee withholding taxes) that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value on the date of surrender of one share of Common Stock over the exercise price established by the Committee, which shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant, and (ii) the number of shares of Common Stock covered by the Stock Appreciation Right being surrendered.
     (b) Terms of Stock Appreciation Rights. The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right. A Stock Appreciation Right may not include any feature for the deferral of compensation (within the meaning of Section 409A of the Code) other than the deferral of recognition of income until exercise of the Stock Appreciation Right. Each Award Agreement for a Stock Appreciation Right shall specify the maximum number of shares of Common Stock that may be issued in connection with the Stock Appreciation Right and in the absence of any such specification, the maximum number of shares of Common Stock that may be issued in connection with the Stock Appreciation Right shall be the number of shares of Common Stock covered by the Stock Appreciation Right.
     (c) Non-Transferability. Unless otherwise determined by the Committee, a Participant may not sell, transfer, assign, pledge, or otherwise encumber or dispose of a Stock Appreciation Right. Except in the event of the Participant’s death or pursuant to a domestic relations order, a Stock Appreciation Right is not transferable. Upon the death of a Participant, a Stock Appreciation Right is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Stock Appreciation Rights are transferable pursuant to a domestic relations order.
     (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or following a change in Control, the Participant may exercise a Stock Appreciation Right that was vested at the date of such termination but only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Stock Appreciation Right. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director. Any Stock Appreciation Rights in which a Participant has not become vested as of the date of termination of a Participant’s employment or other service shall be forfeited.
     (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each Stock Appreciation Right held by such Participant at Retirement shall become fully vested and exercisable, and shall remain exercisable for a period of two (2) years following the date of Retirement, or if sooner, until the expiration of the term of the Stock Appreciation Right.
     (f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, each Stock Appreciation Right held by such Participant at termination shall immediately become fully vested and exercisable, and shall remain exercisable for a period of one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Stock Appreciation Right.
     (g) Acceleration Upon a Change in Control. In the event of a Change in Control, all Stock Appreciation Rights held by a Participant as of the date of the Change in Control shall immediately become fully vested and exercisable, and shall remain exercisable until the expiration of the term of the Stock Appreciation Right regardless of termination of employment or service.
     (h) Payment. Payment due to a Participant upon the exercise of a Stock Appreciation Right shall be made in the form of shares of Common Stock.
     10. PERFORMANCE AWARDS.
The Committee may make grants of Performance Awards to an eligible individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Grants of the Performance Awards. Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of Performance Awards granted to a Participant. The period over which performance is to be measured (a “performance cycle”) shall commence on the date specified by the Committee and shall end on the last day of a fiscal year specified by the Committee. A Performance Award shall be paid no later than the 15th day of the third month following the completion of a performance cycle. Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Common Stock, the value of each such share of Common Stock being equal to the Fair Market Value of a share of Common Stock.
     (b) Terms of the Performance Awards. The Committee shall determine the dates on which Performance Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Performance Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. The value of each Performance Award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. If a Performance Award may be paid in Common Stock, the Award Agreement for a Performance Award shall specify the maximum number of shares of Common Stock that may be paid in connection with the Performance Award.
     (c) Performance Goals. The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Holding Company, one or more of its Affiliates or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.
     (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service prior to the end of the performance cycle for any reason other than Retirement, Disability or death, or following a Change in Control, any Performance Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Performance Awards shall become null and void. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director.
     (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each Performance Award held by such Participant at Retirement shall become fully vested and shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Holding Company’s performance over that portion of such cycle.
     (f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death, each Performance Award held by such Participant at termination shall become fully vested and shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Holding Company’s performance over that portion of such cycle.
     (g) Acceleration Upon a Change in Control. In the event of a Change in Control that also constitutes a “change in the ownership or effective control of” the Holding Company, or a change in the ownership of a substantial portion of the Holding Company’s assets (in each case as determined under regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), each Performance Award held by a Participant shall become fully vested and shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Holding Company’s performance over that portion of such cycle ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a “change in the ownership or effective control of” the Holding Company, or a change in the ownership of a substantial portion of the Holding Company’s assets (in each case as determined under regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), no payments with respect to the Performance Awards shall be made under this Section 10(g) to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.
     (h) Non-Transferability. Unless otherwise determined by the Committee, a Participant may not sell, transfer, assign, pledge, or otherwise encumber or dispose of a Performance Award. Except in the event of the Participant’s death or pursuant to a domestic relations order, a Performance Award is not transferable. Upon the death of a Participant, a Performance Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Performance Awards are transferable pursuant to a domestic relations order.
     (i) Payment. The Committee shall determine the portion of each Performance Award that is earned by a Participant on the basis of the Holding Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a Performance Award shall be paid out in Common Stock, cash or any combination thereof, as the Committee may determine. To the extent that the earned portion of a Performance Award is paid in Common Stock, the number of shares of Common Stock paid shall reduce the number of shares of Common Stock reserved for Awards under Section 4. The maximum value of the earned portions of Performance Awards that can be paid to a Participant during any calendar year may not exceed $2,000,000. Notwithstanding anything herein to the contrary, no payment of any portion of a Performance Award shall be paid to a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)(i)) on account of termination of employment for reasons other than death or Disability before the date that is 6 months after the date of termination of service (within the meaning of Code Section 409A(a)(2)(B)(i)). To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as a Director Emeritus or Advisory Director. A Participant must be a director, officer or employee of, or otherwise perform services for, the Holding Company or one or more of its Affiliations at the end of the performance cycle in order to be entitled to payment of a Performance Award issued in respect of such cycle.
     11. METHOD OF EXERCISE OF OPTIONS.
Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms permitted by the Committee, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the day immediately preceding the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer.

     12. RIGHTS OF PARTICIPANTS.
No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s services.
     13. DESIGNATION OF BENEFICIARY.
A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.
     14. DILUTION AND OTHER ADJUSTMENTS.
In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent dilution, diminution, or enlargement of the rights of the Participant, in the number and kind of shares with respect to which Awards may be granted under this Plan (including the limits set forth in Section 4) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Exercise Price, including any or all of the following:
     (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;
     (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan including, without limitation, substitution of securities of any other corporation in connection with a merger or other corporate transaction; or
     (c) adjustments in the Exercise Price of outstanding Options or Stock Appreciation Rights. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.
     15. TAXES.
     (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan to the extent that withholding from the shares of Common Stock due the Participant does not cause the Award to be deferred compensation within the meaning of Code section 409A, or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.
     (b) If any disqualifying disposition described in Section 7(j) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 16 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.
     16. NOTIFICATION UNDER SECTION 83(b).
The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
     17. AMENDMENT OF THE PLAN AND AWARDS.
     (a) Except as provided in paragraph (c) of this Section 17, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that amendments shall be submitted for shareholder approval to the extent required by law, regulation or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification or approval. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
     (b) Except as provided in paragraph (c) of this Section 17, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.
     (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of allowing any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the Date of Grant.

     (d) Except to the extent and solely for the reasons set forth in Section 14 of the Plan, Options or Stock Appreciation Rights granted under this Plan may not, without the prior approval of the Company’s shareholders, be repriced, replaced or regranted either through cancellation of a previously granted Option or Stock Appreciation Right and issuance of a new Option (or Stock Appreciation Right) or by lowering the Exercise Price of a previously granted Option or Stock Appreciation Right.
     (e) It is intended that the grant, vesting and payment of Awards under this Plan shall not result in a deferral of compensation under Section 409A of the Code and the Treasury guidance promulgated thereunder. If, however, it is determined that the Plan is or may be subject to Section 409A of the Code and any provision of the Plan could be construed in form or operation not to comply with Section 409A and the Treasury guidance promulgated thereunder, such provision shall be interpreted and construed (and, if necessary, reformed through formal plan amendments) to comply with Section 409A and the Treasury guidance promulgated thereunder, and no consent of a Participant or beneficiary shall be necessary to give effect to such interpretation, construction or amendment.
     18. EFFECTIVE DATE OF PLAN.
The Plan shall become effective immediately upon the affirmative vote of a majority of the votes cast at the Holding Company’s 2005 annual meeting of shareholders.
     19. TERMINATION OF THE PLAN.
The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to Awards is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.
     20. APPLICABLE LAW.
The Plan will be administered in accordance with the laws of the State of Delaware to the extent not pre-empted by applicable federal law.